Exhibit 10.44

Collaborative Alliance Contract

Dongbei University of Finance and Economics

And

Beijing Hongcheng Liye Technology Co., Ltd

Collaborative Alliance Contract

On

Setting up Dalian Dongcai Technology Development Co., Ltd

Collaborative Alliance Contract

This contract was signed between the following parties in May, 2003 in Beijing.

Party A: Dongbei University of Finance and Economics

Legal residence: No. 217, Jianshan Street, Shahekou District, Dalian

Legal representative: Qiu Dong, President

Party B: Beijing Hongcheng Liye Technology Co., Ltd

Legal residence: No. 10, Xinghuo Road, Technology Garden, Fengtai District, Beijing

Legal representative: Li Yusheng, Executive Director

Whereas:

Party A and Party B agreed to set up Dalian Dongcai Technology Development Co., Ltd in accordance with the provisions of relevant laws and regulations, and the following Joint Venture Contract was entered into through friendly and equal negotiation:

Article 1 Shareholders

The company will be established by the following parties as shareholders:

1.	Party A: Dongbei University of Finance and Economics

Legal address: No. 217, Jianshan Street, Shahekou District, Dalian

Legal representative: Qiu Dong, President

2.	Party B: Beijing Hongcheng Liye Technology Co., Ltd

Legal address: No. 10, Xinghuo Road, Technology Garden, Fengtai District, Beijing

Legal representative: Li Yusheng, Executive Director

Article 2 General Principles

1.	Company name: Dalian Dongcai Technology Development Co., Ltd (hereinafter referred to as the “New Company”) (which will use the name approved by the State Administration for Industry and Commerce to register )

2.	Domicile of New Company: No. 217, Jianshan Street, Shahekou District, Dalian

3.	Business purpose of the New Company: to provide technical support, service, and promotion for the online education of Dongbei University of Finance and Economics using network technology supplemented with traditional means. At the same time, the purpose is to take part in commercial activities related to online education and other business activities based on the business platform established with network technology.

4.	Business scope of the New Company: technological service of online education based on information technology, education information consultation (including development, production, and sales of the technological platform for online education, multimedia CAI software, online education websites, and application software), professional training, computer data processing, database service, technological development, technology transfer, technical advice and training, sales of software, hardware and peripheral equipment of electronic computers; E-commerce, and labor services. The business scope of the New Company will take that confirmed by the department for industry and commerce as the standard.

Article 3 Registered Capital and Subscriptions

The registered capital of the New Company is RMB 8,000,000. In which:

(1)	Party A contributes RMB 2,400,000, accounting for 30% of the registered capital;

(2)	Party B contributes RMB 5,600,000, accounting for 70% of the registered capital.

Article 4 Articles of Association

The provisions for shareholders’ meetings, board of directors, management body, supervisory committee and legal representatives, etc. can refer to the Articles of Association of Dalian Dongcai Technology Development Co., Ltd signed between the two parties.

Article 5 Preparation of the New Company

1.	Each party herein entrusts Party A to handle the matters concerning the application for registration with the Administration for Industry and Commerce and obtaining necessary approvals from related government authorities. Each party will assist in Party A’s work.

2.	The expenses of preparing to establish the New Company will be assumed by the New Company upon its establishment. If the New Company cannot be established for reasons other than those of the parties involved, the preparation expenses will be shared among the parties involved in proportion to the supposed subscriptions.

Article 6 Rights and Obligations of the Shareholders

Party A’s Obligations:

1.	To fulfill the duty of contribution according to the requirement of the Joint Venture Contract, undergo the formalities of corporate registration with the Administration for Industry and Commerce;

2.	Party A herein confirms and undertakes that the New Company will be the only jointly-run entity in the field of technological service for online education owned by Dongbei University of Finance and Economics other than the current service provider, and Party A will not look for other partner entities to provide technical and labor services. Party A will sign a technological & commercial services agreement with the New Company within 30 days from the issuance date of the business license of the New Company. Party A promises not to independently establish or jointly run or cooperate with a third party other than Party B to establish an entity engaging in business similar with or identical to that of the New Company during the existence of the New Company without the prior consent of Party B in writing.

3.	In order to cooperate with the technological and commercial services provided by the New Company for Party A’s online education, Party A will fulfill the following duty of cooperation and assistance:

A.	To formulate a teaching plan. To set up new specialties with huge social demand in the form of online education.

B.	To formulate an enrollment plan for online education. To actively strive to expand the enrollment year by year when the social source of students and teaching conditions permit.

C.	Teaching organization. To take charge of the recruitment of teachers for face-to-face teaching and urge them to work on schedule and with high quality; to be responsible for selecting places to practice experiments, work plans, and quality control.

4.	Where some copyrights and patents are required in the development of online education, for the convenience of the economic and administrative interests of the New Company, Party A should handle matters concerning copyrights and patents on behalf of the New Company.

5.	Party A agrees to authorize the New Company to register a special domain name on the Internet with the English abbreviation and Pinyin of Dongbei University of Finance and Economics or other recognizable words which can be related with Dongbei University of Finance and Economics, and the domain name will belong to the New Company.

6.	Party A authorizes the New Company to use two names of “Dongbei University of Finance and Economics” and “Online Education College of Dongbei University of Finance and Economics” within the business scope confirmed by the department for industry and commerce.

7.	The appointed directors will observe the Articles of Association of the New Company and execute this agreement and the resolutions of shareholders’ meetings and the board of directors of the New Company faithfully.

Party B’s Obligations

1.	To fulfill the duty of contribution according to the requirement of the Joint Venture Contract. To provide assistance in financing for the normal business development of the New Company.

2.	According to the requirement of the New Company, to designate its affiliate to sign the service contract with the New Company to provide technological services concerning online education. This includes the construction of the basic platform for online education technology and technical products and resources such as online education CAI software to provide the New Company with hi-tech sources for online education, construction, and operation of the website, etc.

3.	To provide business and management services for the normal projects of the New Company, including information on internationally and domestically accepted accountants and lawyers.

4.	Party B agrees to fully support the New Company to ensure the service provided by the New Company for Dongbei University of Finance and Economics and the Online Education College of Dongbei University of Finance and Economics’ place as a leader in the field of online educational service (including technology and service quality, etc.) in China.

5.	Party B agrees that its own business and cooperation with third parties will not damage the New Company’s interests or hamper the New Company’s development.

6.	To look for appropriate international online education partners for the projects of the New Company, if necessary.

7.	The appointed directors will abide by the Articles of Association of the New Company and execute this agreement and the resolutions of shareholders’ meetings and the board of directors of the New Company faithfully.

Article 9 Settlement of Disputes

Disputes arising during the process of the execution of this contract should be settled through friendly negotiation. If the negotiation fails, any party could bring a lawsuit to the people’s court with jurisdiction.

Article 10 Miscellaneous

1.	This contract will be effective upon the signature by legal representatives or authorized representatives and seals of legal entities of both parties. No party may amend, supplement, or terminate this contract unilaterally without a consensus through negotiation and a supplementary agreement in writing between the two parties.

2.	If there is a revision in national policies during the execution of this contract, this contract will be revised accordingly.

3.	This contract has four copies. Each party involved will keep two copies, which are of equal authenticity.

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Dongbei University of Finance and Economics (Seal)

By:	/s/ Qiu Dong
Name:	Qiu Dong

Beijing Hongcheng Liye Technology Co., Ltd (Seal)

By:	/s/ Huang Bo
Name:	Huang Bo

May 2003